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                                                                     EXHIBIT 5.1

[KILPATRICK STOCKTON LLP LOGO]                    Suite 2800  1100 Peachtree St.
                                                           Atlanta GA 30309-4530
 Attorneys at Law                                 t 404 815 6500  f 404 815 6555
                                                      www.KilpatrickStockton.com


                                                        direct dial 404 815 6565
February 9, 2006                                         direct fax 404 541 3196
                                                 DFalstad@KilpatrickStockton.com


EMS Technologies, Inc.
600 Engineering Drive
Norcross, Georgia 30092

         Re: Registration Statement on Form S-3 Registration of 345,000 Additional Shares

Ladies and Gentlemen:

         We have acted as counsel to EMS Technologies, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of (i) a Registration Statement on Form S-3 Reg. No. 333-131042, as declared effective on February 9, 2006 (the "Original Registration Statement"), and (ii) the Registration Statement on Form S-3 expected to be filed with the Commission on or about February 9, 2005, pursuant to Rule 462(b) of the Securities Act (the "462(b) Registration Statement") for the purpose of registering under the Securities Act 345,000 additional shares of the Company's common stock, $0.10 par value per share (the "Shares").

         In arriving at the opinion expressed below, we have reviewed the following documents:

         a) the Original Registration Statement and the 462(b) Registration Statement;

         b) the Second Amended and Restated Articles of Incorporation of the Company filed as Exhibit 4.1 to the Original Registration Statement; and

         c) the form of underwriting agreement (the "Underwriting Agreement") by and among the Company, Raymond James & Associates, Inc., Needham & Company, LLC and A.G. Edwards & Sons, Inc. filed as Exhibit 1.1 to the Original Registration Statement.

         In addition, we have examined originals or copies of such corporate records, documents, and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

          ATLANTA   AUGUSTA   CHARLOTTE   LONDON   NEW YORK   RALEIGH
                    STOCKHOLM   WASHINGTON   WINSTON-SALEM

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EMS Technologies, Inc.
February 9, 2006
Page 2

         Our opinions set forth herein are limited to the laws of the State of Georgia and the Federal laws of the United States.

         On the basis of the foregoing, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Board of Directors of the Company and, upon the issuance and delivery of the Shares against payment therefor in the manner described in the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           KILPATRICK STOCKTON LLP


                                           By:     /s/ Daniel T. Falstad
                                                   Daniel T. Falstad, a Partner